Exhibit 99.1

Press Release

RAND LOGISTICS REPORTS FISCAL YEAR 2018 FIRST QUARTER

FINANCIAL RESULTS

Operating income was $2.7 million for the quarter versus $0.6 million last year

Adjusted EBITDA, before lender fees, equaled $10.2 million for the quarter versus $11.2 million last year

Jersey City, NJ – August 14, 2017 - Rand Logistics, Inc. (NASDAQ: RLOG) (“Rand”), a leading provider of bulk freight shipping services throughout the Great Lakes region, today announced its financial results for the fiscal year 2018 first quarter, ended June 30, 2017.

Quarter Ended June 30, 2017 Versus Quarter Ended June 30, 2016

Financial Results

•	Freight and related revenue generated from Company-operated vessels (which excludes fuel and other surcharges) decreased $2.8 million, or 8.5%, to $30.3 million compared to $33.1 million during the prior year period.

•	Total Sailing Days were 1,005 compared to 969 in the prior year period.

•	Delay Days increased to 101 from 61. Weather and vessel delays accounted for the majority of the increase. Delay Days as a percentage of total Sailing Days was 10.0% compared to 6.3% in the same period last year.

•	Freight and related revenue per Sailing Day decreased $4,035, or 11.8%, to $30,129 compared to $34,164 during the prior year period.

•	Vessel operating expenses increased $0.1 million, or 0.8%, to approximately $18.9 million compared to $18.8 million during the prior year period. Vessel operating expenses per Sailing Day decreased $554, or 2.8%, to $18,891 from $19,445.

•	Vessel margin per day decreased $1,855 from $14,438 last year to $12,582 this year.

•	Adjusted EBITDA, before lender fees, decreased $1.0 million to $10.2 million, from $11.2 million during the prior year period. A reconciliation of operating income to Adjusted EBITDA is attached to this release.

Management Comments

"Our results for the first quarter were consistent with our expectations," commented Ed Levy, President and Chief Executive Officer of Rand. "Our Canadian flagged vessels experienced a 15.8% quarter over quarter increase in Sailing Days. Compared to the same quarter last year, in local currency, our Canadian fleet experienced a 17% increase in vessel margin primarily due to the increase in Sailing Days. Vessel margin per day increased by approximately 1%. In US dollars, vessel margin per day from our Canadian flagged vessels decreased by 3%. We experienced a 15.6% decrease in US flagged vessel Sailing Days on a comparable quarter basis, which along with increased vessel delays resulted in a decline in vessel margin. As previously disclosed, planned vessel life extension projects completed after April 1, 2017 on certain of our US flagged self-unloading vessels resulted in a delayed start to the sailing season. These vessel projects are expected to extend the useful life of the fleet. We were pleased with our operating performance once the entire fleet was deployed. Specifically, May and June 2017 EBITDA, before one-time financing charges, increased by approximately 9% versus the same period last year."

Rand Logistics Fiscal Year 2018 Q1 Financial Results

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Mr. Levy continued, “Demand for our services is improved versus this time last year, and our contractual revenue backlog for the remainder of the sailing season is strong. We expect to sail 14 of our 15 vessels for the remainder of the season. Based on our improved scheduling technology, we have been able to add approximately 18% of additional spot business, boosting our percent of time in revenue loaded condition. We are also encouraged by the nearly 5.4% increase in the value of the Canadian dollar versus the US dollar since the start of our fiscal year. Each $0.01 increase in the value of the Canadian dollar versus the US dollar results in an approximately $275,000 increase in our US dollar reported EBITDA.”

Mr. Levy concluded, “The Company with the help of its advisors remains actively engaged in discussions regarding a recapitalization transaction. There is no assurance that such a transaction will occur.”

Conference Call

Management will host a conference call to discuss the results at 8:30 a.m. EDT on Tuesday, August 15, 2017. Interested parties may participate in the conference call by dialing 1-888-438-5524 (1-719-325-2161 for international callers) and using Conference ID# 4391719. The conference call will be webcast simultaneously on the Rand Logistics, Inc. website at www.randlogisticsinc.com/presentations.html.

A replay of the conference call will be available at www.randlogisticsinc.com/presentations.html and will be archived for 12 months. A replay will also be available until September 15, 2017 by dialing 1-844-512-2921 (1-412-317-6671 for international callers), and using Conference ID# 4391719.

Non-GAAP Financial Measures/Financial Tables

This press release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables.

Forward-Looking Statements

This press release contains forward-looking statements which reflect management’s current views with respect to certain future events and Rand’s operations, performance and financial condition. Forward-looking statements are made only as of the date of this press release. Forward-looking statements include, but are not limited to: Rand’s future operating or financial results; Rand’s anticipated plans, goals or objectives of our management for operations and services including future cost reduction initiatives; Rand’s anticipated financial position and liquidity, including Rand's ability to regain or remain in compliance with its debt covenants and consummate a recapitalization transaction, acquisition and divestiture opportunities, regulatory and competitive outlook, investment and expenditure plans, investment results, strategic alternatives, business strategies, and other similar statements of expectations or objectives; and Rand’s outlook and financial and other guidance. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated. Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.

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Rand Logistics Fiscal Year 2018 Q1 Financial Results

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Important factors that contribute to such risks include, but are not limited to, the effect of any economic downturn in certain of our markets; the weather conditions on the Great Lakes; our ability to maintain and replace our vessels as they age; changes in customer demand; changes in shipping regulations; fluctuations in currencies and interest rates; changes in fuel price and fuel surcharges; adequacy of capital resources, including the ability to refinance or obtain financing in the future; expectations of vessels’ useful lives and the estimated obligations, and the timing thereof, relating to vessel repair or maintenance work; expected capital spending or operating expenses, including dry-docking and insurance costs; the ability to comply with or regain compliance with applicable regulations, Nasdaq listing requirements, and our debt covenants, including our ability to consummate a recapitalization transaction; changes in laws, regulations or tax rates, or the outcome of pending legislative or regulatory initiatives; and potential liability from pending or future litigation.

The risks included are not exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand's Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 6, 2017 and in Rand’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2017.

About Rand Logistics

Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of three conventional bulk carriers and twelve self-unloading bulk carriers including three tug/barge units. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act – which reserves domestic waterborne commerce to vessels that are U.S. owned, built and crewed – and the Canada Coasting Trade Act – which reserves domestic waterborne commerce to Canadian registered and crewed vessels that operate between Canadian ports.

CONTACT:

Rand Logistics, Inc.

Annemarie Dobler, Corporate Communications Director
(212) 863-9429

annemarie.dobler@randlog.com

― financial tables to follow ―

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RAND LOGISTICS, INC.

Consolidated Statements of Operations (Unaudited)

(U.S. Dollars 000’s except for Shares and Per Share data)

	Three months ended	Three months ended
	June 30, 2017	June 30, 2016
REVENUE
Freight and related revenue	$30,280	33,105
Fuel and other surcharges	2,062	712
TOTAL REVENUE	32,342	33,817

EXPENSES
Vessel operating expenses	18,985	18,842
Repairs and maintenance	712	985
General and administrative	4,703	3,875
Depreciation	5,334	5,298
Amortization of drydock costs	758	853
Amortization of intangibles	246	253
(Gain) on foreign exchange, net	(1,081)	(1,123)
Restructuring charges	—	2,375
Impairment charges on retired asset	—	1,872
TOTAL EXPENSES	29,657	33,230
OPERATING INCOME	2,685	587
OTHER (INCOME) AND EXPENSES
Interest expense	8,007	3,620
Interest and other income	—	(2)
Total Other Income and Expenses	8,007	3,618

LOSS BEFORE INCOME TAXES	(5,322)	(3,031)
RECOVERY FOR INCOME TAXES
Deferred	(209)	(449)
Recovery of Income Taxes	(209)	(449)
NET LOSS BEFORE PREFERRED STOCK DIVIDENDS	(5,113)	(2,582)
PREFERRED STOCK DIVIDENDS	470	386
LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(5,583)	(2,968)

Net loss income per share basic and diluted	(0.30)	(0.16)
Weighted average shares basic and diluted	$18,527,475	18,320,051

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 RAND LOGISTICS, INC.

Consolidated Balance Sheets (Unaudited)

(U.S. Dollars 000’s except for Shares and Per Share data)

	June 30, 2017	March 31, 2017
ASSETS
CURRENT
Cash and cash equivalents	$1,036	$335
Accounts receivable, net	15,729	4,101
Income taxes receivable	46	46
Prepaid expenses and other current assets	6,696	6,209
Total current assets	23,507	10,691

PROPERTY AND EQUIPMENT, NET	222,838	214,046
OTHER ASSETS	29	41
DEFERRED DRYDOCK COSTS, NET	11,607	8,802
INTANGIBLE ASSETS, NET	4,647	4,827
GOODWILL	10,193	10,193

Total assets	$272,821	$248,600
LIABILITIES
CURRENT
Accounts payable	11,841	9,070
Accrued liabilities	13,223	15,220
Other current liability	412	404
Long term debt, classified as current	143,756	119,702
Subordinated debt, classified as current	85,632	80,577
Total current liabilities	254,864	224,973
DEFERRED INCOME TAXES	4,283	4,367

Total liabilities	259,147	229,340
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value,
Authorized 1,000,000 shares, Issued and outstanding 295,480 shares at June 30, 2017 and at March 31, 2017	14,674	14,674
Common stock, $.0001 par value,
Authorized 50,000,000 shares, Issuable and outstanding 18,633,149 shares at June 30, 2017 and March 31, 2017	1	1
Additional paid-in capital	91,357	91,348
Accumulated deficit	(81,991)	(76,408)
Accumulated other comprehensive loss	(10,367)	(10,355)

Total stockholders’ equity	13,674	19,260

Total liabilities and stockholders’ equity	$272,821	$248,600

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FX Impact Summary

RAND LOGISTICS, INC
Non-GAAP Financial Measures / Financial Tables	FY2018 - Q1
(U.S. Dollars 000's except for Shares and Per Share data)
	FY2017 Actual	FY2016 Actual	Increase/(Decrease)		FX Impact (Unfavorable) /Favorable	Constant Currency Increase/(Decrease) [1]
			Change $	Change %	Change $	Change $	Change %

Average Fx Rate	0.744	0.776

Sailing Days	1,005	969	36	3.7%

Financial Highlights (US$ '000s)
Freight and Related Revenue	$30,280	$33,105	-$2,825	-8.5%	-$809	-$2,016	-6.1%

Fuel and Other Surcharges	$2,062	$712	$1,350	189.5%	-$109	$1,459	204.9%

Total Revenue	$32,342	$33,817	-$1,475	-4.4%	-$918	-$557	-1.6%

Total Operation Expenses	$18,985	$18,842	$142	0.8%	-$538	$680	3.6%

Vessel Margin	$12,645	$13,990	-$1,345	-9.6%	-$368	-$977	-7.0%

General & Admin Expense	$4,702	$3,875	$828	21.4%	-$52	$880	22.7%

Gain on foreign exchange	-$1,081	-$1,123	$42	-3.7%	$24	$18	-1.6%

Adjusted EBITDA after gain on foreign exchange & before Lender and Legal Fees	$10,174	$11,238	-$1,064	-9.5%	$810	-$1,874	-16.7%

Per Day Statistics
Marine Freight Revenue/Day	$30,129	$34,164	-$4,035	-11.8%	-$805	-$3,230	-9.5%

Total Revenue/Day	$32,181	$34,899	-$2,718	-7.8%	-$914	-$1,805	-5.2%

Vessel Margin/Day	$12,582	$14,438	-$1,855	-12.9%	-$366	-$1,489	-10.3%

Non-GAAP Reconciliation (US$ '000s)

Vessel margin	$12,645	$13,990
General & Admin Expense	$4,702	$3,875
Adjusted EBITDA [3]	$7,943	$10,115
Gain on foreign exchange [2]	-$1,081	-$1,123
Lender & Legal Fees	$1,150	$0
Adjusted EBITDA after gain on foreign exchange & before Lender and Legal Fees	$10,174	$11,238
Impairment Charges on Assets held for Sale	$0	$1,872
Restructuring Charges	$0	$2,375
Lender & Legal Fees	$1,150	$0
Depreciation, Amortization of Dry-dock & Intangibles	$6,339	$6,404
Operating Income	$2,685	$588

Note:
1. The constant currency information presented is calculated by translating current period results using prior period foreign currency exchange rates.

2. Gain on foreign exchange during the three month period ended June 30, 2017 includes a non-cash loss on translation of approximately $43.7 million USD denominated debt incurred in March 2014 and carried on the balance sheet of the Canadian subsidiary.

3. Adjusted EBITDA is defined as operating income plus depreciation, amortization of drydock costs, amortization of intangibles, gain on foreign exchange, restructuring charges and impairment charges on retired vessel.

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